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                                                                  EXHIBIT (C)(2)





                            STOCK OPTION AGREEMENT


                               TABLE OF CONTENTS

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                                                                            PAGE
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ARTICLE I THE STOCK OPTION................................................     1

     SECTION 1.01.  Grant of Top-Up Stock Option..........................     1
     SECTION 1.02.  Exercise of the Top-Up Stock Option...................     2
     SECTION 1.03.  Conditions to Closing.................................     3
     SECTION 1.04.  Closing...............................................     3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................    3

     SECTION 2.01.  Organization; Authority Relative to this Agreement....     3
     SECTION 2.02.  Authority to Issue Shares.............................     4
     SECTION 2.03.  No Conflict; Required Filings and Consents............     4

ARTICLE III COVENANTS OF THE COMPANY......................................     5

     SECTION 3.01.  Further Action.........................................    5

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO.............     5

     SECTION 4.01.  Organization; Authority Relative to this Agreement....     5
     SECTION 4.02.  No Conflict; Required Filings and Consents............     6

ARTICLE V COVENANTS OF PARENT AND NEWCO...................................     6

     SECTION 5.01.  Distribution..........................................     6
     SECTION 5.02.  Parent Guaranty.......................................     7

ARTICLE VI TERMINATION OF AGREEMENT.......................................     7

     SECTION 6.01.  Termination...........................................     7

ARTICLE VII MISCELLANEOUS.................................................     7

     SECTION 7.01.  Amendment.............................................     7
     SECTION 7.02.  Waiver................................................     7
     SECTION 7.03.  Fees and Expenses.....................................     7
     SECTION 7.04.  Notices...............................................     7
     SECTION 7.05.  Severability..........................................     8
     SECTION 7.06.  Assignment; Binding Effect; Benefit...................     8
     SECTION 7.07.  Governing Law.........................................     8
     SECTION 7.08.  Enforcement...........................................     8
     SECTION 7.09.  Headings..............................................     9
     SECTION 7.10.  Counterparts..........................................     9
     SECTION 7.11.  Entire Agreement......................................    10

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                            STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of January 18, 1999 (this "Agreement"),
                                                                 ---------
among STEAG Electronic Systems GmbH, a German business entity with an office in Essen, Germany ("Parent"), MIG Acquisition Corporation, a Delaware corporation
                 ------
and an indirect wholly owned subsidiary of Parent ("Newco"), and AG Associates,
                                                    -----
Inc., a California corporation (the "Company").
                                     -------

                                  WITNESSETH:

     WHEREAS, Parent, Newco and the Company propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the "Merger
                                                               ------
Agreement"; capitalized terms used but not defined in this Agreement shall have
---------
the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for (i) the commencement by Newco of a tender offer (the "Offer") to purchase all of the issued and outstanding
                        -----
shares of the common stock, no par value, of the Company ("Company Common
                                                           --------------
Stock"), at a purchase price of $5.50 per share, net to the seller in cash, and
-----
(ii) the subsequent merger of Newco with and into the Company (the "Merger"),
                                                                    ------
whereby each share of Company Common Stock, other than shares owned directly or indirectly by Parent or by the Company and other than Dissenting Shares, will be converted into the right to receive $5.50 (or such greater amount to be paid per share in the Offer); and

     WHEREAS, as a condition to the willingness of Parent and Newco to enter into the Merger Agreement, Parent and Newco have required that the Company agree, and in order to induce Parent and Newco to enter into the Merger Agreement, the Company has agreed, to grant Newco an option to purchase shares of Company Common Stock, upon the terms and subject to the conditions of this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                               THE STOCK OPTION

SECTION 1.01.  GRANT OF TOP-UP STOCK OPTION.

     The Company hereby grants to Newco an irrevocable option (the "Top-Up Stock
                                                                    ------------
Option") to purchase that number of shares of Company Common Stock (the "Top-Up
------                                                                   ------
Option Shares") equal to the number of shares of Company Common Stock that, when
-------------
added to the number of shares of Company Common Stock owned by Newco and its affiliates immediately following consummation of the Offer, shall constitute 90% of the shares of Company Common Stock then outstanding on a fully diluted basis (assuming the issuance of the Top-Up Option Shares), at a cash purchase price per Top-Up Option

Share equal to $5.50 (the "Purchase Price"), subject to the terms and conditions
                           --------------
set forth herein; provided, however, that (i) the Top-Up Stock Option shall only
                  --------  -------
be exercisable if and when at least 80% of the shares of Company Common Stock then outstanding on a fully diluted basis shall have been tendered pursuant to and upon the expiration date of the Offer and (ii) the Top-Up Stock Option shall not be exercisable if the number of shares of Company Common Stock subject thereto exceeds the number of authorized shares of Company Common Stock available for issuance.

SECTION 1.02.  EXERCISE OF TOP-UP STOCK OPTION.

     (a) Subject to the conditions set forth in Section 1.05 and to any additional requirements of Applicable Law, the Top-Up Stock Option may be exercised by Newco, in whole but not in part, at any time or from time to time after the occurrence of a Top-Up Exercise Event (as defined below) and prior to the Top-Up Termination Date (as defined below).

     (b) A "Top-Up Exercise Event" shall occur for purposes of this Agreement if and when at least 80% of the shares of Company Common Stock then outstanding on a fully diluted basis shall have been tendered pursuant to and upon the expiration date of the Offer.

     (c) The "Top-Up Termination Date" shall occur for purposes of this Agreement upon the first to occur of any of the following:

           (i)    the Effective Time;

           (ii) the date which is 10 business days after the occurrence of a Top-Up Exercise Event (unless prior thereto the Top-Up Stock Option shall have been exercised); or

           (iii)  the termination of the Merger Agreement.

     (d) In the event Newco wishes to exercise the Top-Up Stock Option, Newco shall send a written notice (a "Top-Up Exercise Notice") to the Company
                                ----------------------
specifying the denominations of the certificate or certificates evidencing the Top-Up Option Shares which Newco wishes to receive, a date (subject to the earlier satisfaction or waiver of the conditions set forth in Section 1.03) (the "Closing Date"), which shall be a business day which is not later than 10
-------------
business days and not earlier than the fifth business day after delivery of such notice, and place for the closing of such purchase (the "Closing"). The Company
                                                         -------
shall, within two business days after receipt of a Top-Up Exercise Notice, deliver written notice to Newco specifying the number of Top-Up Option Shares and the aggregate Purchase Price therefor.

SECTION 1.03.  CONDITIONS TO CLOSING.

     The obligation of the Company to deliver Top-Up Option Shares upon any exercise of the Top-Up Stock Option is subject to the following conditions:

     (a) Such delivery would not in any material respect violate, or otherwise cause the material violation of, Rule 4460(i)(1) of the NASD Manual ("Rule
                                                                      ----
4460") or any material Applicable Law, including, without limitation, the HSR
----
Act, applicable thereto;

     (b) There shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting such exercise of the Top-Up Stock Option or the delivery of the Top-Up Option Shares in respect of such exercise; and

     (c) The Company shall have available from its authorized shares of Company Common Stock such number of shares as is sufficient to issue the Top-Up Option Shares; provided, however, that the Company shall have fully complied with its obligations under Section 3.01(b).

SECTION 1.04.  CLOSING.

     (a) At the Closing, (i) the Company shall deliver to Newco a certificate or certificates evidencing the applicable number of Top-Up Option Shares (in the denominations specified therein), and (ii) Newco shall purchase each Top-Up Option Share from the Company at the Purchase Price. Payment by Newco of the Purchase Price for the Top-Up Option Shares shall be made in cash.

     (b) All cash payments made pursuant to this Agreement shall be made by wire transfer of immediately available funds. Certificates evidencing Top-Up Option Shares delivered hereunder may, at the Company's election, contain the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Newco as follows:

SECTION 2.01.  ORGANIZATION; AUTHORITY RELATIVE TO THIS AGREEMENT.

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite

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corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company.

SECTION 2.02.  AUTHORITY TO ISSUE SHARES.

     The Company has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Top-Up Termination Date shall have reserved, all the Top-Up Option Shares issuable pursuant to this Agreement, and the Company shall take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of the Company Common Stock or other securities which may be issued pursuant to Section 1.03, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Newco's voting rights, charges, adverse rights and other encumbrances of any nature whatsoever (other than this Agreement) and shall not be subject to any preemptive rights.

SECTION 2.03.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of the Company, Rapro, FSC or the Israeli Affiliate, (ii) assuming that all consents, approvals, orders and authorizations described in Section 2.03(b) have been obtained and all registrations, declarations, filings and notifications described in Section 2.03(b) have been made, conflict with or violate any Applicable Law relating to the Company, Rapro, FSC or the Israeli Affiliate or by which any property or asset of the Company, Rapro or FSC is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company, Rapro or FSC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults or other occurrences that individually or in the aggregate would not prevent or materially delay the consummation of the transactions contemplated hereby or the performance by the Company of any of its obligations hereunder.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity is required by the Company, any of its Subsidiaries or the Israeli Affiliate in connection with the execution and delivery of this Agreement except for (i) the filing of a pre-merger notification and report form by the Company under the HSR Act and the expiration or termination of the waiting period thereunder and (ii) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by the Company of any of its obligations hereunder.

                                  ARTICLE III

                           COVENANTS OF THE COMPANY

SECTION 3.01.  FURTHER ACTION.

     (a) The Company shall use its best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under Applicable Laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using all best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities.

     (b) The Company shall not take any action in order to cause intentionally the exercise of the Top-Up Stock Option to violate Rule 4460.

                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF PARENT AND NEWCO

     Parent and Newco hereby jointly and severally represent and warrant to the Company as follows:

SECTION 4.01.  ORGANIZATION; AUTHORITY RELATIVE TO THIS AGREEMENT.

     Each of Parent and Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent and Newco has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Newco and the consummation by Parent and Newco of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Parent and Newco. This Agreement has been duly executed and delivered by Parent and Newco and, assuming the due authorization, execution and delivery by the

Company, constitutes a legal, valid and binding obligation of Parent and Newco, enforceable against each of Parent and Newco in accordance with its terms.

SECTION 4.02.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

     (a) The execution and delivery of this Agreement by Parent and Newco do not, and the performance by Parent and Newco of their obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of Parent or Newco, (ii) assuming that all consents, approvals, orders and authorizations described in Section 4.02(b) have been obtained and all registrations, declarations, filings and notifications described in Section 4.02(b) have been made, conflict with or violate any Applicable Law applicable to Parent or Newco or by which any property or asset of Parent or Newco is bound or affected or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or Newco pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, breaches, defaults or other occurrences that individually or in the aggregate would not prevent or materially delay the consummation of the transactions contemplated hereby or the performance by Parent or Newco of any of their respective obligations hereunder.

     (b) No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority is required by Parent or Newco in connection with the execution and delivery of this Agreement, the performance by Parent or Newco of any of its obligations hereunder or the consummation by Parent or Newco of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification and report form under the HSR Act and the expiration or termination of the waiting period thereunder and (ii) such other consents, approvals, orders, authorizations, registrations, declarations, filings and notices the failure of which to be obtained or made would not, individually or in the aggregate, prevent or materially delay the consummation of the transactions contemplated hereby or the performance by Parent or Newco of any of their respective obligations hereunder.

                                   ARTICLE V

                         COVENANTS OF PARENT AND NEWCO

SECTION 5.01.  DISTRIBUTION.

     Newco shall acquire the Top-Up Option Shares for investment purposes only and only for the purpose of effecting a short-form merger with the Company and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any

Top-Up Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act and applicable state securities and Blue Sky Laws.

SECTION 5.02.  PARENT GUARANTY.

     Parent hereby agrees to cause Newco to perform all of Newco's obligations under this Agreement.

                                  ARTICLE VI

                           TERMINATION OF AGREEMENT

SECTION 6.01.  TERMINATION.

     This Agreement, other than the rights and obligations of the Company and Newco under Sections 3.01, 5.01 and 5.02 and Article VII, shall terminate on the Top-Up Termination Date.

                                  ARTICLE VII

                                 MISCELLANEOUS

SECTION 7.01.  AMENDMENT.

     This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 7.02.  WAIVER.

     Any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

SECTION 7.03.  FEES AND EXPENSES.

     Except as otherwise provided herein or in Section 9.2 of the Merger Agreement, all Transaction Expenses incurred in connection with this Agreement shall be paid by the party incurring such Transaction Expenses.

SECTION 7.04.  NOTICES.

     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by telecopy or by overnight courier (providing proof of delivery) to the respective parties at their addresses as specified in Section 9.5 of the Merger Agreement.

SECTION 7.05.  SEVERABILITY.

     If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by Applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

SECTION 7.06.  ASSIGNMENT; BINDING EFFECT; BENEFIT.

     Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties, except that Newco may assign, in its discretion, any or all of its rights, interests and obligations hereunder to Parent or any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Newco of any of its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 7.07.  GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

SECTION 7.08.  ENFORCEMENT.

     The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of California or in California state court (a "Specified Court"), this being in addition to
                                 ---------------
any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Specified Court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Specified Court and (iv) agrees to waive any defense based upon venue or forum non conveniens grounds.

SECTION 7.09.  HEADINGS.

     The descriptive headings contained in this Agreement are included for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 7.10.  COUNTERPARTS.

     This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 7.11.  ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first written above.


STEAG Electronic Systems GmbH           STEAG Electronic Systems GmbH


By:  /s/ Hans-Georg Betz                By:  /s/ Peter Lockowandt
   ----------------------------            -------------------------------------
Name:  Hans-Georg Betz                  Name:  Peter Lockowandt
     --------------------------              -----------------------------------
Title:  Chief Executive Officer         Title:  Officer with Statutory Authority
      -------------------------               ----------------------------------


MIG Acquisition Corporation


By: /s/  Berthold Lutke-Daldrup
   -----------------------------
Name:  Berthold Lutke-Daldrup
     ---------------------------
Title: Chief Financial Officer
      --------------------------


AG Associates, Inc.


By:  /s/ Arnon Gat
     ---------------------------------------------
Name:  Arnon Gat
     ---------------------------------------------
Title: Chief Executive Officer and Chairman of the
      --------------------------------------------
       Board of Directors
      --------------------------------------------

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